HORNE ENGINEERING SERVICES, INC.

FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003
AND
INDEPENDENT AUDITORS’ REPORT

INDEPENDENT AUDITORS’ REPORT

To the Stockholders
Horne Engineering Services, Inc.

We have audited the accompanying consolidated balance sheets of Horne Engineering Services, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Horne Engineering Services, Inc. as of December 31, 2004 and 2003, and its consolidated results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ RUBINO & MCGEEHIN, CHARTERED

March 11, 2005
Bethesda, MD

HORNE ENGINEERING SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2003
ASSETS
Current assets
Cash	$318,412	$319,934
Accounts receivable, net	16,608,116	4,648,901
Prepaids and other	217,260	112,551
Deferred income taxes	240,000	148,000

Total current assets	17,383,788	5,229,386
Property and equipment, net	480,678	811,193
Note receivable	—	10,000
Investment in joint venture	310,934	243,162
Deposits	79,589	77,457

Total assets	$18,254,989	$6,371,198

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Lines of credit	$2,303,747	$2,168,576
Notes payable — current portion	369,358	797,705
Accounts payable and accrued expenses	3,903,532	1,552,092
Accrued payroll and related expenses	844,578	991,456
Income taxes payable	408,115	—
Billings in excess of revenue recognized	9,263,407	247,367

Total current liabilities	17,092,737	5,757,196
Deferred rent	253,725	47,494
Deferred income taxes	206,000	60,000
Notes payable — long-term portion	43,044	277,668

Total liabilities	17,595,506	6,142,358

Stockholders’ equity
Common stock, no par value, 10,000 shares authorized, 5,539 issued and 5,122 outstanding	659,537	659,537
Treasury stock, 417 shares at cost	(406,303)	—
Retained earnings (deficit)	406,249	(430,697)

Total stockholders’ equity	659,483	228,840

Total liabilities and stockholders’ equity	$18,254,989	$6,371,198

The accompanying notes are an integral part of these financial statements.

HORNE ENGINEERING SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	YE December 31,	YE December 31,
	2004	2003
Contract revenue	$25,799,781	$19,908,923

Direct costs
Direct labor	6,954,473	5,887,014
Subcontractors	2,620,408	3,416,818
Other direct costs	7,090,750	2,857,946

Total direct costs	16,665,631	12,161,778

Gross profit	9,134,150	7,747,145
Indirect expenses	7,575,634	7,013,292

Income from operations	1,558,516	733,853
Other income (expense)
Interest income	518	787
Other expense	(61,830)	(401,125)
Interest expense	(356,155)	(470,891)
Equity in earnings of joint venture	158,012	188,496

Income before income taxes	1,299,061	51,120
Provision (benefit) for income taxes	462,115	(609,910)

Net income	$836,946	$661,030

The accompanying notes are an integral part of these financial statements.

HORNE ENGINEERING SERVICES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock Shares	Common	Retained	Treasury
	Outstanding	Stock	Earnings	Stock	Total
Balance, December 31, 2002	5,000	$170,972	$(1,091,727)	$—	$(920,755)
Issuance of new shares	539	488,565	—	—	488,565
Net income	—	—	661,030	—	661,030

Balance, December 31, 2003	5,539	659,537	(430,697)	—	228,840
Purchase of treasury stock	(417)	—	—	(406,303)	(406,303)
Net income	—	—	836,946	—	836,946

Balance, December 31, 2004	5,122	$659,537	$406,249	$(406,303)	$659,483

The accompanying notes are an integral part of these financial statements.

HORNE ENGINEERING SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003

Cash flows from operating activities:
Net income	$836,946	$661,030
Reconciling adjustments
Depreciation and amortization	213,041	280,805
Loss on write-off of note receivable	10,000	—
Working capital used by subsidiary	—	81,857
Loss on sale of property and equipment	51,622	85,997
Equity in earnings of joint venture	(158,012)	(188,496)
Deferred income taxes expense (benefit)	54,000	(199,000)

(Increase) decrease in:
Accounts receivable, net	(11,959,215)	62,534
Prepaids and other	(104,709)	(31,773)
Note receivable	—	248,281
Accrued income taxes	408,115	(401,366)
Deposits	(2,132)	(10,628)

Increase (decrease) in:
Accounts payable	2,351,440	(1,248,186)
Accrued payroll and other expenses	(146,878)	(36,112)
Billings in excess of revenue recognized	9,016,040	27,492
Deferred rent	206,231	(4,638)

Net cash provided (used) by operating activities	776,489	(672,203)

Cash flows from investing activities:
Proceeds from sale of property and equipment	234,451	41,000
Acquisition of property and equipment	(168,599)	(76,551)
Distributions from joint venture	90,240	155,520

Net cash provided by investing activities	156,092	119,969

Cash flows from financing activities:
Net draws on line of credit	135,171	(84,131)
Issuance of notes payable	597,160	663,464
Payments on notes payable	(1,260,131)	(129,636)
Purchase of treasury stock	(406,303)	—

Net cash (used) provided by financing activities	(934,103)	449,697

Decrease in cash	(1,522)	(102,537)
Cash, beginning of year	319,934	422,471

Cash, end of year	$318,412	$319,934

The accompanying notes are an integral part of these financial statements. 5

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

1. Organization

Horne Engineering Services, Inc. (the Company) was incorporated on August 19, 1990, under the laws of the State of Virginia. The Company delivers technology and technical engineering solutions to improve performance in the areas of national security, energy and environment, and transportation under prime contracts and subcontracts for agencies of the federal government, principally the Department of Defense, the Department of Homeland Security and the U.S. Agency for International Development as well as for commercial customers.

2. Summary of Significant Accounting Policies

Consolidation
As discussed in Note 12, the Company reacquired its former majority owned subsidiary, Aviation, Navigation and Satellite Programs, Inc. (ANSP) during 2003. Accordingly, the financial statements are consolidated, and significant intercompany transactions and balances have been eliminated. The financial position and results of operations of ANSP as of and for the years ended December 31, 2004 and 2003 are not material to that of the Company.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue from cost-plus-fixed fee contracts is recognized on the basis of direct costs plus indirect costs incurred and an allocable portion of the fixed fee. Revenue from fixed-price contracts is recognized as work is performed, with costs and estimated profits recorded on the basis of direct and indirect costs incurred. Revenue from time and materials contracts is recognized based on fixed hourly rates for direct labor hours expended. The fixed rate includes direct labor, indirect expenses and profit. Material or other specified direct costs are recorded at actual cost. 6

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

2. Summary of Significant Accounting Policies (continued)

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Contract billings and collections in excess of revenue recognized for contracts in progress are reflected as billings in excess of revenue recognized. Revenue recognized in excess of contract billings for contracts in progress are reflected as unbilled receivables.

Depreciation and Amortization
Property and equipment are recorded at cost and include additions and major replacements. However, assets purchased under federal contracts, which are subject to reversion to the federal government, are charged to expense as contract costs.

Property and equipment are depreciated utilizing the straight-line method by charges to operating expenses at rates based on estimated useful lives of three to seven years. Leasehold improvements are amortized over the life of the respective lease.

Maintenance and repair costs are charged to expense as incurred. Replacements and betterments are capitalized. At the time properties are retired or otherwise disposed of, the property and equipment and related accumulated depreciation or amortization accounts are relieved of the applicable amounts and any gain or loss is credited or charged to income.

Income Taxes
The Company follows the liability method of accounting for income taxes whereby deferred income tax liabilities and assets are recognized for cumulative temporary differences between book and tax bases of assets and liabilities as of the balance sheet date based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in the deferred tax assets and liabilities. 7

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

2. Summary of Significant Accounting Policies (continued)

Cash Concentration
The Company maintains deposits with federally insured financial institutions. At times, balances exceed insured limits. Management, however, does not consider this to be a significant concentration of credit risk.

Financial Instruments
Financial instruments include accounts receivable and payable, notes receivable and payable, and investments. Management believes the carrying values of financial instruments at December 31, 2004 and 2003 approximate their fair values, unless discussed otherwise hereinafter.

3. Accounts Receivable

Accounts receivable at December 31, 2004 and 2003, result from contracts and subcontracts with departments and agencies of the U.S. Government and consist of the following:

	2004	2003
Billed
Prime contracts	$1,905,741	$3,380,864
Subcontracts	14,057,053	932,069
Commercial and other	269,779	82,701

Total billed	16,232,573	4,395,634

Unbilled
Prime contracts	320,543	263,267
Subcontracts	65,000	—
Commercial and other	—	—

Total unbilled	385,543	263,267

Allowance for doubtful accounts	(10,000)	(10,000)

Total accounts receivable	$16,608,116	$4,648,901

Billed receivables are expected to be collected within the next fiscal year. Except as discussed below, unbilled accounts receivable generally consist of retainages, revenue recognition on fixed price contracts, and variances between actual and provisional indirect cost rates. Substantially all such unbilled receivables will be invoiced upon completion of the contracts and/or government approval of contract costs, which may exceed one year from the balance sheet date. 8

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

3. Accounts Receivable (continued)

The Company has a procurement contract under a USAID subcontract. The Company purchases large pieces of equipment which are then shipped to overseas locations. The Company can bill the prime contractor for the equipment when the equipment is shipped. Revenue from the equipment purchase is recognized when it has shipped, but profit is billed and recognized only when payments are made to the supplier. Included in billed receivables at December 31, 2004, is a receivable from the prime contractor for $12,444,924 from which the Company has recognized $3,432,924 of revenue as described in the above procedure. For the year ended December 31, 2004, approximately $6,400,000 or 25% of the Company’s total revenue was from this single customer.

Included in accounts receivable as of December 31, 2004 and 2003, is a claim for approximately $464,000, arising from a dispute with the U.S. Department of Agriculture over the payment for additional quantities pumped, additional quantities excavated and costs for changed site conditions. The Company has retained counsel in this matter, and believes its claim is valid based on contract unit prices for pumping and excavating and expects approval and full collection of amounts billed under the claim.

4.	Property and Equipment

Property and equipment at December 31, 2004 and 2003 consist of the following:

	2004	2003
Furniture and fixtures	$81,246	$67,421
Office and computer equipment	469,484	420,297
Construction equipment	117,534	232,788
Automobiles	509,123	578,197
Airplane	—	246,260
Computer software	111,779	110,204
Leasehold improvements	65,960	46,126

Total	1,355,126	1,701,293
Less: accumulated depreciation
and amortization	874,448	890,100

Property and equipment, net	$480,678	$811,193

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

5. Lines of Credit

The Company has two lines of credit with one financial institution. The terms of each agreement are maximum borrowings of $4,000,000 and $3,000,000, respectively, expiring June 30, 2005. Borrowings accrue interest at the London Inter-Bank Offered Rate (LIBOR) plus 3% and 3.25%, respectively, through December 31, 2004. Subsequent to year-end, interest will be calculated based on LIBOR plus an applicable margin to be determined based on certain financial ratios. The Company is currently in violation of the tangible net worth requirement in the agreement, but management expects to resolve this issue with the bank.

The $4,000,000 line (the revolving note) allowed the Company to pay off the outstanding balance of its previous line of credit and to borrow for current working capital needs. The $3,000,000 line (the contract note), is to be used for financing of equipment procurement under a subcontract agreement. Both lines are secured by substantially all corporate assets and are personally guaranteed by the majority stockholders of the Company.

The balance on the revolving note and the contract note was $2,161,747 and $142,000, respectively, at December 31, 2004.

During 2003, the Company had two lines of credit with two separate financial institutions. There was a line of credit with a bank, with maximum borrowings of $1,750,000 which accrued interest at the Wall Street Journal prime rate plus 2%. The line expired in July 2004 with the balance paid off during 2004. The outstanding balance at December 31, 2003, was $1,068,247.

The Company also had a line of credit with a financing company with maximum borrowings of $1,750,000 which accrued interest at the Wall Street Journal prime rate plus 2%. Borrowings also accrued a fee of 1% on the gross invoice amount for the first 30-day period or part thereof and .25% on the gross invoice for each 10-day period or part thereof thereafter. The line expired in June 2004 with the balance paid off during 2004. The outstanding balance at December 31, 2003, was $1,100,329.

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

6. Notes Payable

Notes payable at December 31, 2004 and 2003, consist of the following:

	2004	2003
Note payable to a financing company secured by an assignment of certain contract rights, with interest accrued monthly at 8.5%. Monthly payments of $34,646, with final payment due November 1, 2005.	$333,070	$—
Notes payable to financing companies, secured by vehicles, with interest rates ranging between 5.9% and 8.5%, monthly payments from $825 to $1,105, final payments due on May 22, 2006.	79,332	152,621
Note payable to a financing company secured by an assignment of certain contract rights, with interest accrued monthly at 8.5%. Monthly payments of $66,372, with final payment due November 1, 2004.	—	650,000
Notes payable to employees, due on demand, with interest accrued monthly at various rates between 0% to 9%, in 2003.	—	18,500
Note payable to financing company, secured by an airplane, with interest at 6.75%, monthly payments of $1,964.	—	209,222
Other notes payable, secured by business assets, with interest accrued monthly at rates of 4% to 7.48%, monthly payments due through June 2017. This note was paid off during 2004.	—	45,030

Total	$412,402	$1,075,373

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

6. Notes Payable (continued)

Aggregate maturities of long-term debt at December 31, 2004, are as follows:

For the year ending December 31, 2005	$369,358

For the year ending December 31, 2006	13,245

For the year ending December 31, 2007	11,819

For the year ending December 31, 2008	12,535

For the year ending December 31, 2009	5,445

$412,402

7. Income Taxes

For income tax purposes, the Company reports its income on the accrual basis of accounting. Deferred income taxes provide for temporary differences between financial and tax accounting, which is primarily due to accrued vacation, deferred rent and accelerated tax depreciation.

The provision for income taxes for the years ended December 31, 2004 and 2003 reflects both federal and state income taxes and consists of the following:

	2004	2003
Current provision (benefit)	$408,115	$(410,910)

Deferred provision (benefit)	54,000	(199,000)

Total provision (benefit)	$462,115	$(609,910)

Prior to 2003, a reserve for the related party receivable resulted in a deferred tax asset. Due to anticipated limitations on utilization of this deduction, for tax purposes, the deferred tax asset balance was fully reserved. During 2003, the deductibility of the aforementioned transaction was re-evaluated. Management and tax counsel concluded the resulting deferred tax asset need not be reserved. Thus, the reserve was reversed for 2003, resulting in an effective tax rate substantially different from the expected combined federal state rate. The net operating loss carry forward at December 31, 2003, of approximately $320,000 was fully utilized in 2004.

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

7. Income Taxes (continued)

At December 31, 2004 and 2003, the deferred tax assets and liabilities consist of the following:

	2004	2003
Current portion
Deferred tax asset	$240,000	$148,000

Noncurrent portion
Deferred tax asset		76,000
Deferred tax liability	(206,000)	(136,000)

	(206,000)	(60,000)

Net deferred tax asset	$34,000	$88,000

8. Retirement Plan

The Company maintains a qualified profit sharing retirement plan for all eligible employees of the Company. The annual contribution to the plan is determined by the Board of Directors at its discretion, with contributions limited to the maximum allowed by the Internal Revenue Code rules and regulations. Eligible employees become fully vested in the employer’s contribution after six years of qualified, continuous employment. The profit sharing contribution was approximately $155,000 and $189,000 for the years ended December 31, 2004 and 2003, respectively.

9. Commitments and Contingencies

Operating Leases

The Company leases office space in several locations under agreements, which expire at various times through 2007. The leases provide for a base rent amount plus increases for building operation costs. The Company also leases various equipment under operating leases.

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

9. Commitments and Contingencies (continued)

The future minimum lease payments, for office space and equipment leases, exclusive of building operations, are estimated as follows:

For the year ending December 31, 2005	$975,000

For the year ending December 31, 2006	604,000

For the year ending December 31, 2007	240,000

$1,819,000

The total lease payments are recorded as rent expense on a straight-line basis over the lease periods, resulting in a deferred rent liability. Rent expense for the office leases for the years ended December 31, 2004 and 2003, was approximately $836,000 and $635,000, respectively. The expense under the equipment leases was $65,000 and $51,000 for the years ended December 31, 2004 and 2003, respectively.

Beginning in 2003, the Company subleased certain office space under agreements in effect through 2006. Rental income for subleases during 2004 and 2003 were approximately $178,000 and $98,000, respectively. Future minimum lease receipts will be: 2005 — $142,100; and 2006 — $30,600.

DCAA Audits

A significant portion of the revenue of the Company represent payments made by the U.S. Government on prime contracts and subcontracts, the costs of which are subject to audit by the Defense Contract Audit Agency (DCAA). Disallowance of contract costs by DCAA could adversely affect the Company’s financial statements by reducing the profitability of contracts. Management periodically reviews its estimates of allowable and allocable costs based on the results of government audits, and adjustments, if needed, are made in the year they are determined. DCAA has completed audits of the Company’s incurred cost submissions through 2002. In the opinion of management, any adjustments by DCAA for the unaudited years will not materially affect the Company’s financial statements.

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

10. Investment in Joint Venture

During 1999, the Company invested $77,500 and became a 5% partner in a limited liability company. The investment is accounted for using the equity method of accounting, whereby the investment is carried at cost and is adjusted for the Company’s proportionate share of undistributed earnings or losses and distributions received. During the years ended December 31, 2004 and 2003, the Company recognized $158,012 and $188,496, respectively, of equity in earnings of the joint venture.

11. Supplemental Cash Flow Information

The Company paid interest of $356,156 and $470,891 during the years ended December 31, 2004 and 2003, respectively. The Company paid income taxes of $22,267 and $0 during the years ended December 31, 2004 and 2003, respectively.

12. Related Party Transactions

Prior to 2003, the Company sold its preferred stock investment in Aviation, Navigation and Satellite Programs, Inc. (ANSP) to the majority shareholder of the Company for a note totaling $230,000, which accrued interest at 5.02% and was due June 2006. Effective September 30, 2003, the Company reacquired the preferred stock of ANSP. As no amounts had been collected on the previous sale, the balance of the note receivable resulting from the previous sale was written off and is included in other expense for the year ended December 31, 2003. ANSP’s results of operations from September 30, 2003, have been included in the accompanying consolidated financial statements, but are not material to the Company.

The Company provided to ANSP a working capital line of credit backed by a revolving promissory note. Interest accrued monthly at the Company’s prime rate (the rate used by the Company’s primary lender) plus 1%. The Company also paid expenses on ANSP’s behalf. ANSP had recurring losses and other financial issues. Management expensed all payments made on ANSP’s behalf.

Other related party transactions are described in the notes to the financial statements, including notes payable discussed in Note 6 and a stock sale discussed in Note 13.

HORNE ENGINEERING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004 and 2003

13. Sale/Redemption of Stock

Effective December 31, 2003, five individuals converted demand notes and deferred compensation due from the Company into common stock. The demand notes totaled $478,008, and the deferred compensation totaled $10,557. The amounts were converted for a total of 539 shares. During 2004, the Company repurchased 417 shares of its common stock for $406,303.

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTAL CONSOLIDATING INFORMATION

To the Stockholders
Horne Engineering Services, Inc.

Our report on our audits of the consolidated financial statements of Horne Engineering Services, Inc. for 2004 appears on page 1. Those audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information in the accompanying schedules is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ RUBINO & MCGEEHIN, CHARTERED

March 11, 2005

Bethesda, MD

HORNE ENGINEERING SERVICES, INC.
CONSOLIDATING STATEMENT OF OPERATIONS
Year Ended December 31, 2004

	Horne
	Engineering				Consolidated
	Services	ANSP	Subtotal	Eliminations	Balance

Contract revenue	$25,793,875	$5,906	$25,799,781	$—	$25,799,781

Direct costs
Direct labor	6,954,473	—	6,954,473	—	6,954,473
Subcontractors	2,620,408	—	2,620,408	—	2,620,408
Other direct costs	7,090,750	—	7,090,750	—	7,090,750

Total direct costs	16,665,631	—	16,665,631	—	16,665,631

Gross profit	9,128,244	5,906	9,134,150		9,134,150
Indirect expenses	7,645,174	6,085	7,651,259	75,625	7,575,634

Income from operations	1,483,070	(179)	1,482,891	75,625	1,558,516
Other income (expense)
Interest income	518	—	518	—	518
Interest expense	(352,488)	(3,667)	(356,155)	—	(356,155)
Equity in earnings of joint venture	158,012	—	158,012	—	158,012
Other expenses	(61,598)	(232)	(61,830)	—	(61,830)

Net income (loss) before income taxes	1,227,514	(4,078)	1,223,436	75,625	1,299,061
Provision for income taxes	462,115	—	462,115	—	462,115

Net income (loss)	$765,399	$(4,078)	$761,321	$75,625	$836,946

Reference should be made to the notes to the consolidated financial statements.

HORNE ENGINEERING SERVICES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 2005

Horne
March 2005
ASSETS
Current assets
Cash	840,880
Accounts Receivable	7,641,021
Other Receivables	533
Prepaids	133,487
Deferred Income Taxes	240,000

Total current assets	8,855,920
Property and Equipment, Net	437,055
Investment in Joint Venture	310,934
Deposits	79,589

Total Assets	$9,683,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of Credit	1,524,051
Notes Payable — current portion	267,334
Account Payable	4,540,755
Accrued Expense	137,321
Accrued Payroll & related expenses	1,078,070
Income Tax Payable	213,340
Billing in excess of revenue recognized	587,705

Total Current Liabilities	8,348,577
Deferred Rent	233,301
Deferred income taxes	206,000
Notes Payable — long term portion	43,044

Total Liabilities	8,830,923
Stockholders’ equity
Common stock	55
Preferred Stock	—
Additional Paid in Capital	659,482
Treasury Stock	(406,303)
Retained Earnings (deficit)	599,341

Total Stockholder’s equity	852,576
Total Liabilities and Stockholders’ equity	$9,683,498

Reference should be made to the notes to the consolidated financial statements.

HORNE ENGINEERING SERVICES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THREE MONTHS ENDING MARCH 2005

Horne
March 2005
Revenue	21,372,741
Direct Cost
Direct labor	1,646,383
Subcontractors	92,543
Other Direct Cost	17,252,279

Total Direct Cost	18,991,205
Gross Profit	2,381,536
Operating Expense	2,040,061
Income from operations	341,475
Other income (expense)
Interest expense	(33,708)
Interest income	—
Equity in earnings of joint venture	12,800
Other income / (expense)	1,258

Net income (loss) before income taxes	321,825
Provision for income taxes	128,730

Net Income (loss)	193,095

Reference should be made to the notes to the consolidated financial statements.

HORNE ENGINEERING SERICES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THREE MONTHS ENDING MARCH 2004

Horne
March 2004
Revenue	4,905,048
Direct Cost
Direct labor	1,746,356
Subcontractors	339,634
Other direct costs	414,459

Total Direct Cost	2,500,448
Gross Profit	2,404,600
Indirect Expense	1,873,466
Income from operations	531,134
Other income (expense)
Interest expense	(50,128)
Interest income	183
Equity in earnings of joint venture	8,461
Other income / (expense)	52

Net income (loss) before income taxes	489,701
Provision for income taxes	196,659

Net Income (loss)	293,042

Reference should be made to the notes to the consolidated financial statements.

HORNE ENGINEERING SERVICES
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THREE MONTHS ENDING MARCH 2005 AND MARCH 2004

	Q1 '05	Q1 '04
CASH FLOWS FROM OPERATING ACTIVITIES
NET (LOSS) INCOME	193,095	293,042
RECONCILING ADJUSTMENTS
DEPRECIATION AND AMORTIZATION	45,156	58,614
LOSS ON WRITE-OFF NOTE RECEIVABLE
WORKING CAPITAL USED BY SUBSIDIARY
LOSS ON SALE OF FIXED ASSETS	—	9,228
GAIN ON SALE OF FIXED ASSETS	(500)	(17,689)
EQUITY IN EARNINGS OF JOINT VENTURE
DEFERRED INCOME TAXES EXPENSE (BENEFIT)
(INCREASE) DECREASE IN:
ACCOUNTS RECEIVABLE	8,967,095	(430,056)
PREPAIDS & OTHER	83,240	5,660
NOTES RECEIVABLE		10,000
DEPOSITS		(38,645)
DUE FROM RELATED PARTY
INCREASE (DECREASE) IN:
ACCOUNTS PAYABLE	637,223	(492,227)
ACCRUED PAYROLL & OTHER EXPENSES	370,813	73,328
BILLINGS IN EXCESS OF REVENUE
RECOGNIZED	(8,675,702)	187,962
ACCRUED INCOME TAXES	(194,775)	194,661
DEFERRED RENT	(20,424)	(0)

NET CASH GENERATE (USED) BY OPERATING ACTIVITIES	1,405,221	(146,124)

CASH FLOWS FROM INVESTING ACTIVITIES:
ACQUISITION OF PROPERTY AND EQUIPMENT	(1,534)	(10,962)
PROCEEDS FROM SALE OF PROPERTY AND EQUIPMENT	500	58,200

NET CASH USED BY INVESTING ACTIVITIES	(1,034)	47,238

CASH FLOWS FROM FINANCING ACTIVITIES:
DRAWS / (PAYMENT) ON LINE OF CREDIT	(779,696)	768,531
ISSUANCE OF NOTES	250,000
PAYMENTS ON NOTES PAYABLE	(352,024)	(652,960)
ADDITIONAL PAID IN CAPITAL
PURCHASE OF TREASURY STOCK
PROCEEDS FOR MINORITY INTEREST COMMON STOCK

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(881,720)	115,571

NET INCREASE (DECREASE) IN CASH	522,468	16,685
CASH, BEGINNING OF YEAR	318,412	319,934

CASH, END OF PERIOD	840,880	336,619

Reference should be made to the notes to the consolidated financial statements.